EXHIBIT 32.2

CERTIFICATION

The undersigned, Robert W. Schleizer, the Chief Financial Officer of Xponential, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)            the annual report on Form 10-KSB/A of the Company for the fiscal year ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 27, 2004

/s/ Robert W. Schleizer
Robert W. Schleizer
Chief Financial Officer